As filed with the Securities and Exchange Commission on June 12, 2007
Registration No. 333-_____

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

BORLAND SOFTWARE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	94-2895440
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)
20450 STEVENS CREEK BOULEVARD, SUITE 800
CUPERTINO, CALIFORNIA 95014
(Address of principal executive offices) (Zip Code)
Borland Software Corporation 1999 Employee Stock Purchase Plan
(Full title of the plan)

Gregory J. Wrenn, Esq.
Senior Vice President, General Counsel and Corporate Secretary
Borland Software Corporation
20450 Stevens Creek Boulevard, Suite 800
Cupertino, California 95014
(Name and address of agent for service)
(408) 863-2800
(Telephone Number, including area code, of agent for service)
CALCULATION OF REGISTRATION FEE

				Amount of
	Amount to be	Proposed Maximum	Proposed Maximum	Registration
Title of Securities to be Registered	Registered (1)	Offering Price per Share (2)	Aggregate Offering Price (2)	Fee (2)
Common Stock, par value $.01 per share: to be issued under the Borland Software Corporation 1999 Employee Stock Purchase Plan	2,500,000	$5.91	$14,775,000	$453.59

(1)	Calculated pursuant to General Instruction E to Form S-8. This Registration Statement shall cover, pursuant to Rule 416(a), any additional shares of the Registrant’s common stock that may become issuable under the Borland Software Corporation 1999 Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h)(1) under the Securities Act of 1933, as amended (the “Act”). The offering price per share and aggregate offering price are based upon the average of the high and low prices of Registrant’s common stock as reported on the Nasdaq Global Market on June 8, 2007.
The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Act.

EXPLANATORY NOTE
INCORPORATION BY REFERENCE
EXHIBITS
UNDERTAKINGS
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX
EXHIBIT 5.1
EXHIBIT 23.1

EXPLANATORY NOTE
This Registration Statement on Form S-8 relates to 2,500,000 shares of Borland Software Corporation’s common stock issuable to eligible employees under the Registrant’s 1999 Employee Stock Purchase Plan (the “Plan”). This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plan is effective.
INCORPORATION BY REFERENCE
Registrant’s Form S-8 Registration Statement filed with the Securities and Exchange Commission (the “Commission”) on September 28, 1999 (File No. 333-87987), September 1, 2000 (File No. 333-45078), May 21, 2002 (File No. 333-88760), September 4, 2003 (File No. 333-108505), and September 16, 2005 (File No. 333-128385), each of which relates to the Plan, as amended, and are incorporated herein by reference and made a part hereof.
EXHIBITS

Exhibit No.	Description

4.1	Rights Agreement, dated as of October 26, 2001, between Borland Software Corporation and Mellon Investor Services LLC, as Rights Agent. †

5.1	Opinion of DLA Piper US LLP.*

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.*

23.2	Consent of DLA Piper US LLP (included in Exhibit 5.1).*

24.1	Power of Attorney (included on the signature page of this Registration Statement).*

†	Filed as Exhibit No. 1 to the Form 8-A filed by Borland Software Corporation on October 31, 2001 with the Securities and Exchange Commission, and incorporated herein by reference and made a part hereof.

*	Filed herewith.

UNDERTAKINGS
1. The undersigned registrant hereby undertakes:
     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
     Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.
     (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (d) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
               (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
               (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
               (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
               (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

2.	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cupertino, State of California on this 11th day of June, 2007.

BORLAND SOFTWARE CORPORATION
By:	/s/ Gregory J. Wrenn
Gregory J. Wrenn
Senior Vice President and General Counsel

POWER OF ATTORNEY
     Each person whose signature appears below constitutes and appoints Gregory J. Wrenn, Senior Vice President, General Counsel and Corporate Secretary, and Erik Prusch, Chief Financial Officer, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Tod Nielsen Tod Nielsen	President, Chief Executive Officer and Director (Principal Executive Officer)	June 11, 2007

/s/ Erik Prusch Erik Prusch	Chief Financial Officer (Principal Financial Officer)	June 8, 2007

/s/ John F. Olsen John F. Olsen	Chairman of the Board and Director	June 7, 2007

/s/ Mark Garrett Mark Garrett	Director	June 7, 2007

Signature	Title	Date
/s/ Robert M. Tarkoff Robert M. Tarkoff	Director	June 8, 2007

T. Michael Nevens T. Michael Nevens	Director	June 7, 2007

/s/ William K. Hooper William K. Hooper	Director	June 8, 2007

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of DLA Piper US LLP.*

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.*

23.2	Consent of DLA Piper US LLP (included in Exhibit 5.1).*

24.1	Power of Attorney (included on the signature page of this Registration Statement).*

*	Filed herewith.